Exhibit 3

Exhibit 3

Cemex

Forward looking information

This presentation contains certain forward looking statements and information relating to CEMEX, S.A.B. de C.V. and its subsidiaries (collectively, “CEMEX”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CEMEX to be materially different from any future results, performance or achievements that may be expressed or implied by such forward looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CEMEX operates, CEMEX’s ability to comply with the terms and obligations of the facilities agreement entered into with major creditors and other debt agreements, CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward looking statements are made as of the date hereof, and CEMEX does not intend, nor is it obligated, to update these forward looking statements, whether as a result of new information, future events or otherwise.

UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS, BASED ON INTERNATIONAL FINANCIAL REPORTING STANDARDS

Copyright CEMEX, S.A.B. de C.V. and its subsidiaries.

2

4Q12 results highlights

January – December Fourth Quarter

l t l % l t l %

Millions of US dollars 2012 2011 % var 2012 2011 % var

var var

Net sales 14,984 15,215 (2%) 1% 3,709 3,709 0% (1%)

Gross profit 4,435 4,305 3% 6% 1,135 1,019 11% 9%

Operating Earnings before

1,308 967 35% 43% 285 227 26% 19%

Other Expenses, Net

Operating EBITDA 2,615 2,372 10% 14% 611 540 13% 10%

Free cash flow after

169 191 (11%) 228 379 (40%)

maintenance capex

Sixth consecutive quarter with year over year operating EBITDA growth

During 2012, operating EBITDA and operating EBITDA margin driven by improvements in our pricing and volume in several of our regions as well as the continued  success of our transformation effort

Infrastructure and housing continued to be the main drivers of  demand for our products

3

Consolidated volumes and prices

2012 vs. 2011 4Q12 vs. 4Q11 4Q12 vs. 3Q12

Volume (l t l1 ) (1%) (2%) (7%)

Domestic gray

Price (USD) 1% 6% 2%

cement

Price (l t l1 ) 5% 5% 1%

Volume (l t l1 ) (2%) (1%) (5%)

Ready mix Price (USD) 0% 4% 2%

Price (l t l1 ) 5% 4% 0%

Volume (l t l1 ) (1%) 4% (8%)

Aggregates Price (USD) (2%) 1% 2%

Price (l t l1 ) 2% 1% 0%

Increase in domestic gray cement volumes in our operations in the U.S., and the South, Central America  and the

Caribbean and Asia regions, partially mitigated the declines in the  Northern the Europe and Mediterranean regions and, to a lesser extent, Mexico

Consolidated prices for our cement increased sequentially in local currency terms while our ready mix and aggregates prices remained stable

For the full year, consolidated prices for our three core products showed low to mid single digit increase in local currency terms

1	Like to like volumes adjusted for investments/divestments and, in the case of prices, foreign exchange fluctuations
4

4Q12 and 2012 achievements

During 2012, highest operating EBITDA generation and operating EBITDA  margin since 2009

EBITDA margin improvement reflects our operating leverage, operating  efficiencies and commercial and pricing strategies

Positive EBITDA generation from our U.S. operations for the first  time since 2009

Record high cement volumes in Colombia, Panama, Nicaragua and the Philippines and record high ready mix volumes in Israel

Transformation effort resulted in incremental improvement of US$200 million  in our steady state operating EBITDA during 2012

2012 financial plan significantly improved debt maturity profile and  strengthened capital structure

27% alternative fuel substitution rate during 2012

5

Fourth Quarter 2012

Regional Highlights

Mexico

Millions of

2012 2011 % var l t l % var 4Q12 4Q11 % var l t l % var

US dollars

Net Sales 3,377 3,474 (3%) 2% 832 818 2% (3%)

Op. EBITDA 1,208 1,207 0% 5% 297 309 (4%) (9%)

as % net sales 35.8% 34.8% 1.0pp 35.7% 37.8% (2.1pp)

Volume 2012 vs. 4Q12 vs. 4Q12 vs. The industrial and commercial sector was

2011 4Q11 3Q12 the most dynamic during 2012

Cement (1%) (4%) (9%) Cement volumes for infrastructure and

Ready mix (2%) 3% (1%) informal residential sector remained stable

Aggregates 2% 12% 1% during the year

In the formal residential sector, homebuilders

continued facing working capital constraints

2012 vs. 4Q12 vs. 4Q12 vs.

Price (LC) and high inventory levels

2011 4Q11 3Q12

Cement 3% 2% 2% Prices for our three core products reflect

favorable trend in local currency terms

Ready mix 5% 2% 1%

Aggregates 3% 3% 1%

7

United States

Millions of

2012 2011 % var l t l % var 4Q12 4Q11 % var l t l % var

US dollars

Net Sales 3,062 2,616 17% 14% 756 682 11% 11%

Op. EBITDA 43 (89) N/A N/A 13 (16) N/A N/A

as % net sales 1.4% (3.4%) 4.8pp 1.7% (2.3%) 4.0pp

2012 vs. 4Q12 vs. 4Q12 vs. Quarterly and full year increase in sales and

Volume 2011 4Q11 3Q12 operating EBITDA reflects continued evidence of operating leverage in our results

Cement 14% 9% (9%)

Third consecutive quarter of positive EBITDA

Ready mix 20% 10% (7%)

generation

Aggregates 13% 20% (8%)

Volumes showed double digit growth in our

three core products for the full year; December

Price (LC) 2012 vs. 4Q12 vs. 4Q12 vs. was the 17th consecutive month of year over

2011 4Q11 3Q12 year growth in cement volumes

Cement 1% 3% 1% Our cement and ready mix prices continued to

Ready mix 4% 6% 1% reflect favorable trend

Aggregates (0%) (3%) 1% Industrial and commercial and residential sectors fueled quarterly volumes

8

Northern Europe

Millions of

2012 2011 % var l t l % var 4Q12 4Q11 % var l t l % var

US dollars

Net Sales 4,100 4,728 (13%) (8%) 1,014 1,099 (8%) (7%)

Op. EBITDA 404 413 (2%) 4% 80 81 (2%) (0%)

as % net sales 9.9% 8.7% 1.2pp 7.9% 7.4% 0.5pp

Volume 2012 vs. 4Q12 vs. 4Q12 vs. During 2012, volumes in the region were

2011 4Q11 3Q12 affected by continued reduction in public

Cement (13%) (13%) (20%) and private spending

Ready mix (8%) (7%) (12%) The residential sector was the main  driver

Aggregates (6%) (3%) (12%) of demand in Germany during the full  year

In Poland, decline in volumes continued

affected by a reduction in infrastructure

1	2012 vs. 4Q12 vs. 4Q12 vs.

Price (LC) spending from a high consumption base in

2011 4Q11 3Q12

2011

Cement 2% 1% 0%

Ready mix 2% 2% 2%

Aggregates 2% 2% 1%

1	Volume weighted, local currency average prices

Mediterranean

Millions of

2012 2011 % var l t l % var 4Q12 4Q11 % var l t l % var

US dollars

Net Sales 1,457 1,719 (15%) (10%) 354 384 (8%) (6%)

Op. EBITDA 375 438 (14%) (10%) 82 94 (12%) (9%)

as % net sales 25.7% 25.5% 0.2pp 23.3% 24.3% (1.0pp)

Volume 2012 vs. 4Q12 vs. 4Q12 vs. Increase in ready mix volumes from our

2011 4Q11 3Q12 operations in Israel, Croatia and Egypt

Cement (19%) (14%) (0%) partially mitigated declines in Spain and the

Ready mix (9%) (1%) 8% UAE

Aggregates (15%) (10%) (4%) During 2012, volumes of our products in

Spain reflect the adoption of austerity

measures which affected infrastructure

1	2012 vs. 4Q12 vs. 4Q12 vs. spending as well as continued high

Price (LC)

2011 4Q11 3Q12 inventories in the residential sector

Cement (1%) 2% (2%) In Egypt, the informal sector continued to be

Ready mix 4% 3% (1%) the main driver for cement demand

Aggregates 4% 7% 2%

1	Volume weighted, local currency average prices

South, Central America and the Caribbean

Millions of

2012 2011 % var l t l % var 4Q12 4Q11 % var l t l % var

US dollars

Net Sales 2,093 1,747 20% 20% 520 449 16% 14%

Op. EBITDA 703 492 43% 42% 159 116 37% 32%

as % net sales 33.6% 28.2% 5.4pp 30.6% 25.9% 4.7pp

2012 vs. 4Q12 vs. 4Q12 vs.

Volume Operating EBITDA in the region showed

2011 4Q11 3Q12 double digit growth during the quarter and full

Cement 6% 6% 0% year

Ready mix 5% 2% (6%) Record cement volumes and operating EBITDA

Aggregates 6% 2% (8%) generation in Colombia, Panama, Nicaragua and Brazil

2012 vs. 4Q12 vs. 4Q12 vs. The infrastructure and residential  sectors

Price (LC)1 remain the main drivers of consumption for

2011 4Q11 3Q12

our products

Cement 10% 7% (0%)

Ready mix 15% 9% 1% In Panama, infrastructure activity remained strong, driven by projects including the

Aggregates 12% 15% 1% Panama Canal, the Panama City metro system,

Cinta Costera 3 highway and hydroelectric

plants

1	Volume weighted, local currency average prices 11

Asia

Millions of

2012 2011 % var l t l % var 4Q12 4Q11 % var l t l % var

US dollars

Net Sales 542 505 7% 6% 139 124 12% 8%

Op. EBITDA 99 81 21% 20% 28 18 55% 49%

as % net sales 18.2% 16.1% 2.1pp 20.4% 14.8% 5.6pp

2012 vs. 4Q12 vs. 4Q12 vs.

Volume Increases in domestic cement volumes

2011 4Q11 3Q12 during the quarter and full year reflect

Cement 12% 8% 0% positive performance in the Philippines

Ready mix (18%) (16%) 7% and Bangladesh

Aggregates (54%) (53%) 26% Sequential price increase in our three core products in local currency terms

2012 vs. 4Q12 vs. 4Q12 vs. The Philippines registered record high

Price (LC)1 domestic cement volumes during 2012

2011 4Q11 3Q12

driven by favorable performance in all

Cement 8% 14% 2%

sectors

Ready mix 0% 1% 1%

Aggregates (8%) (7%) 5%

1	Volume weighted, local currency average prices

4Q12 Results

Operating EBITDA, cost of sales and SG&A

January – December Fourth Quarter

l t l l t l

Millions of US dollars 2012 2011 % var 2012 2011 % var

% var % var

Net sales 14,984 15,215 (2%) 1% 3,709 3,709 0% (1%)

Operating EBITDA 2,615 2,372 10% 14% 611 540 13% 10%

as % net sales 17.5% 15.6% 1.9pp 16.5% 14.5% 2.0pp

Cost of sales 10,548 10,911 3% 2,574 2,689 4%

as % net sales 70.4% 71.7% 1.3pp 69.4% 72.5% 3.1pp

SG&A 3,127 3,338 6% 849 793 (7%)

as % net sales 20.9% 21.9% 1.0pp 22.9% 21.4% (1.5pp)

Decrease in cost of sales and SG&A as a percentage of net  sales during 2012 reflect our initiatives to improve operating efficiencies, lower fuel costs and increased utilization rates

During 2012, kiln fuel and electricity bill on a per ton of cement produced basis decreased by 1.4%

Free cash flow

January – December Fourth Quarter

Millions of US dollars 2012 2011 % var 2012 2011 % var

Operating EBITDA 2,615 2,372 10% 611 540 13%

Net Financial Expense 1,388 1,339 362 337

Maintenance Capex 431 336 214 166

Change in Working Cap 211 174 (309) (408)

Taxes Paid 393 287 95 113

Other Cash Items (net) 23 45 21 (47)

Free Cash Flow after Maint.Capex 169 191 (11%) 228 379 (40%)

Strategic Capex 178 149 85 67

Free Cash Flow (8) 42 N/A 143 312 (54%)

Working capital days declined to a record low 30 days during 2012, from 32 days in 2011

Other income statement items

Other expenses, net, of US$231 million during the quarter included  mainly severance payments, impairments of fixed assets and goodwill, as well as losses in sales of fixed assets

Foreign exchange gain of US$66 million due primarily to revaluation of the euro

Loss on financial instruments of US$18 million related mainly to options embedded in our convertible securities

Fourth Quarter 2012

Debt Information

Debt related information

Transactions under 2012 financial plan

Refinancing of close to US$6.7 billion of debt under the Financing Agreement 2009 into new Facilities with a final maturity in 2017 and US$500 million of new senior  secured notes due 2018

Issuance of US$940 million in new senior secured notes due in  2019 in exchange of US$452 million in perpetual debentures and US$619 million in 2014 Eurobonds

Issuance of US$1.5 billion in new senior secured notes due in 2022

Initial share offering of a 26.65% minority participation in CEMEX Latam Holdings, resulting in net proceeds of US$960 million

Total debt plus perpetual securities decreased by US$1 billion

Negative foreign exchange conversion effect of US$65 million during the  quarter

As a result of debt prepayments to the new Facilities Agreement  during the quarter, the spread over 3 month LIBOR under this agreement was reduced to 450 basis points

Consolidated debt maturity profile

Total debt excluding perpetual notes1 as of December 31, 2012 US$ 16,171 million

Millions of US dollars

6,000 5,000 4,000 3,000 2,000 1,000 0

110

676

1,436

2,600

4,836

2,679

955

2,880

2013 2014 2015 2016 2017 2018 2019 2020

New Facilities Agreement

Original Financing Agreement

Other bank / WC debt / Certificados Bursátiles

Fixed Income

Convertible Subordinated Notes2

1	CEMEX has perpetual debentures totaling US$473 million

2Convertible Subordinated Notes include only the debt component of  US$2,044 million. Total notional amount is about US$2,383 million

Appendix

Additional information on debt and perpetual notes

Currency denomination

Interest rate

Mexican peso 2%

Mexican peso

Euro 2% 15%

U.S. dollar 83%

Variabe 31%

Fixed 69%

Fourth Quarter Third Quarter

Millions of US dollars 2012 2011 % Var. 2012

Total debt1 16,171 17,048 (5%) 17,180

Short term 1% 2% 1%

Long term 99% 98% 99%

Perpetual notes 473 938 (50%) 471

Cash and cash equivalents 971 1,155 (16%) 785

Net debt plus perpetual notes 15,674 16,830 (7%) 16,866

Consolidated Funded Debt2 / EBITDA3 5.44 5.98

Interest Coverage3 4 2.10 2.03

1	Includes convertible notes and capital leases, in accordance with IFRS

2 Consolidated Funded Debt as of December 31, 2012 was US$14,195  million, in accordance with our contractual obligations under the Facilities Agreement

3	EBITDA calculated in accordance with IFRS

4Interest expense in accordance with our contractual obligations under  the Facilities Agreement

2012 volume and price summary: Selected countries

Domestic gray cement Ready mix Aggregates

2012 vs. 2011 2012 vs. 2011 2012 vs. 2011

Prices Prices Prices Prices Prices Prices

Volumes Volumes Volumes

(USD) (LC) (USD) (LC) (USD) (LC)

Mexico (1%) (3%) 3% (2%) (1%) 5% 2% (3%) 3%

U.S. 14% 1% 1% 14%1 3%1 3%1 12%1 0%1 0%1

Spain (40%) (6%) 2% (43%) (5%) 3% (50%) (9%) (1%)

UK (7%) 2% 3% (12%) 1% 2% (11%) (0%) 1%

France N/A N/A N/A (5%) (6%) 2% (3%) (2%) 7%

Germany (10%) (6%) 3% (5%) (8%) 1% (7%) (5%) 3%

Poland (15%) (11%) (2%) (12%) (11%) (2%) (8%) (18%) (9%)

Colombia 5% 22% 19% 14% 23% 20% 25% 9% 6%

Panama 32% 1% 1% 8% 13% 13% (1%) 6% 6%

Costa Rica 12% (1%) (2%) 18% (0%) (1%) (12%) 44% 43%

Egypt (10%) (4%) (2%) 2% (13%) (11%) (5%) (6%) (4%)

Philippines 15% 10% 7% N/A N/A N/A N/A N/A N/A

1	On a like to like basis for the ongoing operations 22

4Q12 volume and price summary: Selected countries

Domestic gray cement Ready mix Aggregates

4Q12 vs. 4Q11 4Q12 vs. 4Q11 4Q12 vs. 4Q11

Prices Prices Prices Prices Prices Prices

Volumes Volumes Volumes

(USD) (LC) (USD) (LC) (USD) (LC)

Mexico (4%) 8% 2% 3% 7% 2% 12% 9% 3%

U.S. 9% 3% 3% 10% 6% 6% 20% (3%) (3%)

Spain (30%) (4%) (1%) (30%) (9%) (6%) (53%) (5%) (1%)

UK (2%) 5% 3% (3%) 3% 1% (4%) 1% (1%)

France N/A N/A N/A (8%) (1%) 3% 0% 1% 5%

Germany (0%) (3%) 2% (7%) (3%) 1% (8%) (0%) 4%

Poland (27%) (3%) (6%) (19%) (5%) (8%) (13%) (8%) (11%)

Colombia 2% 22% 14% 12% 24% 16% 11% 19% 12%

Panama 33% (3%) (3%) 7% 1% 1% 11% 11% 11%

Costa Rica 6% 8% 5% 20% 8% 5% 22% (2%) (4%)

Egypt (9%) 1% 5% (9%) (2%) 1% (22%) 21% 24%

Philippines 13% 18% 12% N/A N/A N/A N/A N/A N/A

Definitions

2012 / 2011: results for the twelve months of the years 2012  and 2011, respectively.

Cement: When providing cement volume variations, refers to domestic gray  cement operations (starting in 2Q10,

the base for reported cement volumes changed from total domestic  cement including clinker to domestic gray cement).

LC: Local currency.

Like to like percentage variation (l t l % var): Percentage variations adjusted for investments/divestments and currency fluctuations.

Maintenance capital expenditures: investments incurred for the purpose of ensuring the company’s operational continuity. These include capital expenditures on projects required to replace obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or company policies.

Operating EBITDA: Operating earnings before other expenses, net plus depreciation and operating amortization.

pp: percentage points.

Strategic capital expenditures: investments incurred with the purpose of  increasing the company’s profitability.

These include capital expenditures on projects designed to increase  profitability by expanding capacity, and margin improvement capital expenditures, which are projects designed to  increase profitability by reducing costs.

Contact information

Investor Relations

In the United States

+1 877 7CX NYSE

In Mexico

+52 81 8888 4292 ir@cemex.com

Stock Information

NYSE (ADS): CX

Mexican Stock Exchange: CEMEXCPO

Ratio of CEMEXCPO to CX:10 to 1

Calendar of Events

February 14, 2013 CEMEX Day

March 21, 2013 Ordinary and Extraordinary General Shareholders Meetings

April 26, 2013 First quarter 2013 financial results conference call

July 25, 2013 Second quarter 2013 financial results conference call

October 24, 2013 Third quarter 2013 financial results conference call